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                           BAKER & BOTTS
AUSTIN                         L.L.P.
DALLAS                    885 THIRD AVENUE            TELEPHONE: (212) 705-5000
HOUSTON                      SUITE 1900               FACSIMILE: (212) 705-5125
WASHINGTON, D.C.    NEW YORK, NEW YORK  10022-4834


                               September 21, 1994


TCI Communications, Inc.
Terrace Tower II
5619 DTC Parkway
Englewood, CO  80111

Gentlemen:

         Reference is made to the registration statement on Form S-3 (File No. 33-60982) (the "Registration Statement") filed by TCI Communications, Inc. (formerly Tele-Communications, Inc.), a Delaware corporation (the "Company"), in connection with the proposed offering from time to time by the Company of its senior, senior subordinated or subordinated debt securities (the "Debt Securities"), and certain other securities of the Company. As described in the Registration Statement, the Company may, among other Debt Securities, offer Senior Debt Securities to be issued under an Indenture, dated as of July 26, 1993, as amended and supplemented by a First Supplemental Indenture, dated as of September 13, 1994 (as so amended and supplemented, the "Indenture"), between the Company and Shawmut Bank Connecticut, National Association, as Trustee (the "Trustee").

         On September 14, 1994, the Company entered into an underwriting agreement (the "Underwriting Agreement") with Morgan Stanley & Co. Incorporated, CS First Boston Corporation, Lehman Brothers Inc. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated acting on behalf of the several underwriters named in Exhibit B thereto (collectively, the "Underwriters") pursuant to which the Company agreed to sell to the Underwriters, subject to the conditions stated in the Underwriting Agreement, $300,000,000 aggregate principal amount of a series of the Company's Senior Debt Securities designated as its "8.65% Senior Notes due September 15, 2004" (the "Notes"). You have asked us to pass upon for you certain legal matters in connection with the Notes.

         In connection therewith, we have examined, among other things, copies of the Restated Certificate of Incorporation and By- Laws of the Company, each as amended; the Underwriting Agreement; the Indenture; copies of records of proceedings of the Company's Board of Directors, including committees thereof; and such other documents, records, certificates and questions of law as we deemed necessary or appropriate for the purpose of this opinion. In rendering this opinion, we have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified,





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TCI Communications, Inc.
September 21, 1994
Page 2




conformed or reproduction copies. We have further assumed that the Indenture and the Underwriting Agreement have been duly and validly authorized, executed and delivered by, and constitute the valid and binding obligations of, the parties thereto other than the Company.

         Based upon the foregoing, we are of the opinion that:

         The Notes have been duly authorized and, when duly executed by the proper officers of the Company, authenticated and delivered by the Trustee in accordance with the Indenture and issued and sold to the Underwriters pursuant to the terms of the Underwriting Agreement, they will be legally issued, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except (A) as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws affecting the rights of creditors generally, and (B) that equitable remedies may not be available.

         We hereby consent to the reference to us under the heading "Validity of the Notes" in the Prospectus Supplement dated September 14, 1994 to the Prospectus dated September 14, 1994 forming a part of the Registration Statement and to the incorporation of this opinion by reference into the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         Certain partners of Baker & Botts, L.L.P. serve as Assistant Secretaries of the Company.

                                             Very truly yours,



                                             BAKER & BOTTS, L.L.P.